SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 16, 2006

                              WINTHROP REALTY TRUST
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             (Exact Name of Registrant as Specified in Its Charter)

                                      Ohio
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                 (State or Other Jurisdiction of Incorporation)

       001-06249                                         34-6513657
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(Commission File Number)                    (I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts       02114
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(Address of Principal Executive Offices)                              (Zip Code)

                                 (617) 570-4614
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              (Registrant's Telephone Number, Including Area Code)

                                       n/a
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. Completion of Acquisition or Disposition of Assets.

      On February 16, 2006, subsidiaries of Winthrop Realty Trust (the "Trust") acquired from an unaffiliated third party three office buildings located at 550-560, 701 and 1050 Warrenville Road, Lisle, Illinois, a Chicago suburb. The gross purchase price for the 550-560 and 701 properties (the "Wholly-Owned Properties") was $31,750,000 and the purchase price for the 1050 property, which was acquired in a joint venture with the Trust holding 60% and the balance held by Marc Realty, a partner in a number of the Trust's Chicago area properties, was $3,500,000. The three properties contain an aggregate of approximately 290,000 square feet of office space. The 550-560 and 701 properties, which contain 236,200 square feet, are 97% occupied and the 1050 property is vacant.

      The Trust incurred approximately $120,000 in closing costs with respect to the Wholly-Owned Properties and its allocable share of approximately $31,600 with respect to the joint venture property. The purchase price was funded from the Trust's reserves.

ITEM 7.01 Regulation FD Disclosure

      On February 17, 2006, the Trust announced the transaction described in Items 2.01 above. A copy of the press release is attached hereto as exhibit 99.

ITEM 8.01 Other Events

      On February 10, 2006, the joint venture in which the Trust holds an 80% interest and which owns an interest in the property and parking spaces located at One East Erie, Chicago, Illinois obtained a non-recourse secured loan from GMAC Commercial Mortgage Corporation, an unaffiliated third party lender. The loan has an original principal amount of $21,600,000, bears interest at 5.75%, and requires monthly debt service payments of interest only for the first two years and then payments of principal and interest based on a 30-year amortization schedule. The loan is schedule to mature on February 10, 2016 at which time the outstanding principal balance is expected to be approximately $18,859,000. The proceeds of the loan were used to satisfy the Trust's $19,948,000 loan made with respect to this property and pay closing costs with the balance being distributed to the joint venture partners including approximately $1,265,000 to the Trust. As a result, the trust received an aggregate of approximately $21,213,000.

ITEM 9.01 Financial Statements and Exhibits.

      (c) Exhibits

      99. Press Release dated February 17, 2006

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 17th day of February, 2006.

                                                     WINTHROP REALTY TRUST


                                                     By: /s/ Peter Braverman
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                                                         Peter Braverman
                                                         President